Crown Castle International
                                                                News Release

                                     Contacts: W. Benjamin Moreland, CFO
                                               Jay Brown, VP Finance
                                               Crown Castle International Corp.
                                               713-570-3000
 FOR IMMEDIATE RELEASE
                                               Ken Dennard / kdennard@drg-e.com
                                               Lisa Elliott / lelliott@drg-e.com
                                               DRG&E
                                               713-529-6600

                       CROWN CASTLE INTERNATIONAL REPORTS
                     FIRST QUARTER RESULTS AND EXTENSION OF
                       CROWN CASTLE ATLANTIC JOINT VENTURE

May 5, 2003 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE:CCI) today reported results for the first quarter ended March 31, 2003.

     Total revenue for the first quarter of 2003 was $216.7 million, compared to $220.6 million for the first quarter of 2002. Site rental and broadcast transmission revenue for the first quarter of 2003 increased 15.4% to $185.0 million, up from $160.3 million for the same period in 2002. Net loss (after deduction of dividends on preferred stock and net of gains on repurchases of preferred stock of $3.3 million for first quarter 2003) improved to $83.4 million for the first quarter of 2003 from a net loss of $123.5 million for the same period in 2002. First quarter loss per share was $0.38 compared to a loss per share of $0.56 in last year's first quarter. Net cash from operating activities for the first quarter of 2003 was $5.9 million, down from $16.0 million for the same period in 2002. Capital expenditures for the first quarter were $52.8 million, down from $73.0 million for the same period in 2002. Free cash flow, defined as cash from operating activities less capital expenditures, for the first quarter of 2003 was a use of cash of $46.9 million, an improvement from a use of cash of $56.9 million for the same period in the prior year.

OPERATING RESULTS

     US site rental revenue for the first quarter of 2003 increased 5.9% to $107.8 million, up from $101.8 million for the same period in 2002, and UK site rental and broadcast transmission

News Release continued:
                                                                     Page 2 of 6

revenue for the first quarter of 2003 increased 33.1% to $71.1 million, up from $53.5 million for the same period in 2002. These revenue results approximate same tower sales as a result of the fact that 97% of Crown Castle's sites on March 31, 2003 were in operation as of January 1, 2002. On a consolidated basis, site rental and broadcast transmission gross margin, defined as site rental and broadcast transmission revenue less site rental and broadcast transmission cost of operations, increased 13.6 percent to $111.6 million, up $13.4 million in the first quarter of 2003 from the same period in 2002. For the first quarter of 2003, US capital expenditures were $5.6 million, and UK capital expenditures were $46.2 million (including the $33.2 million payment to British Telecom as previously announced). Reflecting Crown Castle's strategic decision to de-emphasize non-core service revenues, network service revenue declined to $31.8 million for the first quarter of 2003 from $60.4 million for the same period last year.

     "Our operations exceeded our financial targets for the first quarter through our continued efforts to grow our recurring tower and broadcast business, reduce capital expenditures, and decrease working capital," stated W. Benjamin Moreland, CFO of Crown Castle. "As a result, we beat our targets for site rental and broadcast transmission revenue, net cash from operating activities and free cash flow for the first quarter. As we demonstrated at our Analyst Day on April 9th, we believe substantial tenant demand exists for our towers, which we expect will continue to drive additional long-term recurring revenue and cash flow to our existing tower portfolio. We believe organic leasing revenue will continue to be added during 2003 consistent with our previously announced expectations."

     During the first quarter of 2003, Crown Castle developed 34 sites, 31 of which were developed under our agreement with British Telecom in the UK. Also during the first quarter, Crown Castle repaid $22.9 million of senior credit facility debt (including $15.0 million in its CCA facility and $7.9 million in its UK facility). At March 31, 2003, Crown Castle had $851.4 million of total liquidity, comprised of $555.2 million of cash and cash equivalents and liquid investments, and total availability under its senior credit facilities of $296.2 million.

CHANGES TO JOINT VENTURES WITH VERIZON

     On May 2, 2003, Crown Castle reached agreement with Verizon to extend certain termination rights relating to Verizon's interest in the Crown Castle Atlantic Joint Venture (CCA) until July 2007 and exchange Verizon's ownership interests in the Crown Castle GT Joint Venture (CCGT) for additional ownership interests in CCA. Further, Crown Castle purchased from Verizon approximately 5.1 million shares of Crown Castle common stock previously held by

News Release continued:
                                                                     Page 3 of 6

CCGT, and CCA distributed 15.6 million shares of Crown Castle common stock previously held by CCA to Verizon. After giving effect to the agreements, Crown Castle owns 62.8% of CCA and 100% of CCGT. The purchase of the Crown Castle shares, along with a payment for working capital, resulted in the use of approximately $36.7 million in cash ($31.0 million for the shares and $5.7 million for the working capital).

     "We are extremely pleased with the commitment of Verizon, our largest US customer, to maintain its significant position in CCA for the foreseeable future," stated John P. Kelly, CEO of Crown Castle. "By extending Verizon's ownership in CCA until 2007, we have eliminated the near-term prospect of Verizon's election to exit the venture, which could have resulted in a significant near-term cash requirement on our business. Further, we are excited about continuing our cooperative partnership with Verizon in providing tower infrastructure."

     Additional details regarding the changes to CCA and CCGT are available in Crown Castle's Form 8-K to be filed on May 6, 2003.

OUTLOOK

     The following statements and outlook table are based on current expectations and assumptions and assume a US dollar to UK pound exchange rate of
1.55 dollars to 1.00 pound and a US dollar to Australian dollar exchange rate of
0.50 US dollars to 1.00 Australian dollar. The following Outlook sections contain forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in the Company's filings with the Securities and Exchange Commission.

Based in part on the results for the first quarter of 2003, Crown Castle has adjusted certain elements of its previously provided financial guidance for 2003, which results in expected free cash flow increasing from between $(35) million and $0 to between $20 million and $50 million for the full year 2003. The most significant adjustment relates to the removal of the remaining $45 million payment to British Telecom from the 2003 outlook. Crown Castle believes it will conclude negotiations with British Telecom to eliminate this final contractual obligation for site acquisition. Crown Castle's 2003 and 2004 projected net cash provided by operating activities assumes the effect of converting paid-in-kind interest to cash pay for the 10 5/8%, 10 3/8%, and 11 1/4% Senior Discount Notes and the 12 3/4% Senior Exchangeable Preferred Stock.

News Release continued:
                                                                     Page 4 of 6

The following table sets forth Crown Castle's current outlook:

(dollars in millions):


                                              Second Quarter    Full Year       Full Year
                                                   2003            2003            2004
                                              --------------    ---------       ---------
Site rental and broadcast transmission revenue  184 to 188      750 to 765      765 to 820
Net cash provided by operating activities        70 to 80       160 to 200      140 to 210
Capital expenditures                             32 to 40        95 to 115       80 to 130
BT site acquisition                                 -               33               -
Free cash flow                                   35 to 45        20 to 50        50 to 80
US site builds (# of sites)                          4           10 to 20         0 to 20
UK site builds (# of sites)                      40 to 50       220 to 260      200 to 480

CONFERENCE CALL DETAILS

     Crown Castle has scheduled a conference call for Tuesday, May 6, 2003 at 9:30 a.m. eastern time to discuss first quarter results and Crown Castle's Outlook. Please dial 303-262-2190 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available through May 13, 2003 and may be accessed by calling 303-590-3000 using pass code 535647. An audio archive will also be available on Crown Castle's website at www.crowncastle.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at DRG&E at 1-713-529-6600 or email kroan@drg-e.com.

     Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops as well as analog and digital audio and television broadcast transmission systems. Crown Castle offers near-universal broadcast coverage in the United Kingdom and significant wireless communications coverage to 68 of the top 100 United States markets, to more than 95 percent of the UK population and to more than 92 percent of the Australian population. Crown Castle owns, operates and manages over 15,500 wireless communication sites internationally. For more information on Crown Castle, visit: www.crowncastle.com.

News Release continued:
                                                                     Page 5 of 6

                           Non-GAAP Financial Measures

This press release includes presentations of Free Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures. Crown Castle defines Free Cash Flow as net cash provided by operating activities less capital expenditures (both amounts from the Consolidated Statement of Cash Flows). Crown Castle defines Adjusted EBITDA as operating income (loss) plus depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges. Free Cash Flow and Adjusted EBITDA are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Further, our measure of Free Cash Flow and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Free Cash Flow is presented as additional information because management believes it to be a useful indicator of our ability to execute our business strategy without reliance on additional borrowing or the use of our cash and liquid investments. Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. Our results under GAAP are set forth in the financial statements attached on pages 7 through 9 of this press release.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Free Cash Flow is computed as follows:


(In thousands of dollars)                               For the Three Months Ended
                                                    ---------------------------------
                                                    March 31, 2003     March 31, 2002
                                                    --------------     --------------
Net cash provided by operating activities              $  5,932           $  16,041
Less: Capital expenditures                              (52,849)            (72,981)
                                                       ---------          ---------
Free Cash Flow                                         $(46,917)          $ (56,940)
                                                       =========          ==========


Adjusted EBITDA is computed as follows:


(In thousands of dollars)                                           For the Three Months Ended
                                                              ---------------------------------------
                                                              March 31, 2003           March 31, 2002
                                                              --------------           --------------
Operating income (loss)                                          $  11,822                $(20,023)
Depreciation, amortization and accretion                            80,357                  71,715
Non-cash general and administrative compensation charges             2,431                   1,314
Asset write-down charges                                                --                  31,941
Restructuring charges                                                   --                   5,852
                                                                 ---------                --------
Adjusted EBITDA                                                  $ 94, 610                $90, 799
                                                                 =========                ========

            Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. Such forward-looking statements include, but are not limited to, expectations, projections and estimates regarding (i) demand for our sites and towers, (ii) organic leasing rates, (iii) the relationship between Verizon and Crown Castle, (iv) currency exchange rates, (v) the outcome of negotiations with British Telecom regarding the remaining site acquisition payment to British Telecom, (vi) revenues, (vii) net cash provided by operating activities, (viii) sites to be acquired and constructed, (ix) capital expenditures, and (x) free cash flow.

News Release continued:
                                                                     Page 6 of 6

Although Crown Castle believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including but not limited to the success or failure of our efforts to implement our business strategy and the following:

     . Our substantial level of indebtedness could adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

     . If we are unable to service our indebtedness, our indebtedness may be accelerated.

     . Our business depends on the demand for wireless communications, which has been and may continue to be lower and slower than anticipated.

     . The continuation of the current economic and telecommunications industry slowdown could materially and adversely affect our business and the business of our customers.

     .    We may be unable to manage our significant growth.

     . The loss, consolidation or financial instability of any of our limited number of customers could materially decrease revenues.

     . Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

     . We operate in an increasingly competitive industry and many of our competitors have significantly more resources than we do or have less debt than we do.

     . Technology changes may significantly reduce the demand for towers and wireless communications sites.

     . 2.5G/3G and other technologies, including digital terrestrial television, may not deploy or be adopted by customers as rapidly or in the manner projected.

     . Carrier consolidation or reduced carrier expansion may significantly reduce the demand for towers and wireless communication sites.

     . Network sharing and other agreements among our customers may act as alternatives to leasing sites from us.

     . Demand for our network services business is very volatile which causes our network services operating results to vary significantly for any particular period.

     . We may need additional financing for strategic growth opportunities which may not be available.

     . We generally lease or sublease the land under our sites and towers and may not be able to maintain these leases at commercially viable rates. The loss of any of our ground leases could result in retirement obligations.

     . Laws and regulations, which could change at any time, govern our business and industry, and we could fail to comply with these laws and regulations.

     . We could suffer from future claims if radio frequency emissions from equipment on our sites and towers are demonstrated to cause negative health effects.

     . Our international operations expose us to changes in foreign currency exchange rates.

     .    We are heavily dependent on our senior management.

     . Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws could make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

     . Sales or issuances, including as dividends, of a substantial number of shares of our common stock could adversely affect the market price of our common stock.

     .    Disputes with customers and suppliers may adversely affect results.

     . The carrying value of our sites and related goodwill may be subject to impairment in the future if we are unable to add sufficient additional tenants to the sites.

Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential factors, which could affect Crown Castle's financial results, is included in Crown Castle's filings with the Securities and Exchange Commission.

[CROWN CASTLE LOGO]             CROWN CASTLE INTERNATIONAL CORP.
                                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                AND OTHER FINANCIAL DATA
                                (in thousands, except per share data)

                                                                                   Three Months Ended March 31,
                                                                                  ------------------------------
                                                                                     2003                2002
                                                                                  -----------        -----------
 Net revenues:
       Site rental and broadcast transmission                                      $184,960           $ 160,264
       Network services and other                                                    31,764              60,353
                                                                                   --------           ---------
            Total net revenues                                                      216,724             220,617
                                                                                   --------           ---------
 Costs of operations:
       Site rental and broadcast transmission                                        73,360              62,066
       Network services and other                                                    24,942              43,725
                                                                                   --------           ---------
            Total costs of operations                                                98,302             105,791
                                                                                   --------           ---------
 General and administrative                                                          22,192              21,788
 Corporate development                                                                1,620               2,239
 Restructuring charges                                                                   --               5,852
 Asset write-down charges                                                                --              31,941
 Non-cash general and administrative compensation charges                             2,431               1,314
 Depreciation, amortization and accretion                                            80,357              71,715
                                                                                   --------           ---------
 Operating income (loss)                                                             11,822             (20,023)
 Interest and other income (expense)                                                 (1,642)             (6,090)
 Interest expense and amortization of deferred financing costs                      (72,638)            (76,319)
                                                                                   --------           ---------
 Loss before income taxes, minority interests and cumulative effect of
       change in accounting principle                                               (62,458)           (102,432)
 Provision for income taxes                                                          (3,966)             (4,659)
 Minority interests                                                                    (557)              3,698
                                                                                   --------           ---------
 Loss before cumulative effect of change in accounting principle                    (66,981)           (103,393)
 Cumulative effect of change in accounting principle for asset retirement
       obligations, net of related income tax benefits of $636                       (2,035)                 --
                                                                                   --------           ---------
 Net loss                                                                           (69,016)           (103,393)
 Dividends on preferred stock, net of gains on repurchases of preferred stock       (14,371)            (20,105)
                                                                                   --------           ---------
 Net loss after deduction of dividends on preferred stock, net of gains on
       repurchases of preferred stock                                              $(83,387)          $(123,498)
                                                                                   ========           =========
 Per common share - basic and diluted:
       Loss before cumulative effect of change in accounting principle             $  (0.37)          $   (0.56)
       Cumulative effect of changing in accounting principle                          (0.01)                 --
                                                                                   --------           ---------
       Net loss                                                                    $  (0.38)          $   (0.56)
                                                                                   ========           =========
 Common shares outstanding - basic and diluted                                      216,958             219,420
                                                                                   ========           =========
 Adjusted EBITDA (before restructuring and asset write-down charges):
       Site rental and broadcast transmission                                      $104,149           $  90,665
       Network services and other (before corporate development expenses)            (7,919)              2,373
                                                                                   --------           ---------
            Adjusted EBITDA before corporate development expenses                    96,230              93,038
       Corporate development                                                         (1,620)             (2,239)
                                                                                   --------           ---------
            Total Adjusted EBITDA                                                  $ 94,610           $  90,799
                                                                                   ========           =========

[CROWN CASTLE LOGO]                     CROWN CASTLE INTERNATIONAL CORP.
                                        CONDENSED CONSOLIDATED BALANCE SHEET
                                        (in thousands)

                                                                                      March 31,       December 31,
                                                                                        2003              2002
                                                                                    ------------      -----------
                                       ASSETS
 Current assets:
     Cash and cash equivalents                                                      $  476,950        $  516,172
     Receivables, net of allowance for doubtful accounts                               132,547           135,864
     Short-term investments                                                             78,264           115,697
     Inventories                                                                        41,216            45,616
     Prepaid expenses and other current assets                                          58,032            53,732
                                                                                    ----------        ----------
             Total current assets                                                      787,009           867,081
 Property and equipment, net of accumulated depreciation                             4,796,141         4,828,033
 Goodwill                                                                            1,050,975         1,067,041
 Deferred financing costs and other assets, net of accumulated amortization            124,929           130,446
                                                                                    ----------        ----------
                                                                                    $6,759,054        $6,892,601
                                                                                    ==========        ==========
                        LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
     Accounts payable                                                               $   50,744        $   63,852
     Accrued interest                                                                   31,229            59,811
     Accrued compensation and related benefits                                          12,632            14,661
     Deferred rental revenues and other accrued liabilities                            218,168           208,195
     Long-term debt, current maturities                                                 19,000            14,250
                                                                                    ----------        ----------
               Total current liabilities                                               331,773           360,769
 Long-term debt, less current maturities                                             3,193,277         3,212,710
 Other liabilities                                                                     184,661           183,227
                                                                                    ----------        ----------
               Total liabilities                                                     3,709,711         3,756,706
                                                                                    ----------        ----------
 Minority interests                                                                    174,793           171,383
 Redeemable preferred stock                                                            751,537           756,014
 Stockholders' equity                                                                2,123,013         2,208,498
                                                                                    ----------        ----------
                                                                                    $6,759,054        $6,892,601
                                                                                    ==========        ==========

[CROWN CASTLE LOGO]               CROWN CASTLE INTERNATIONAL CORP.
                                  CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (in thousands)


                                                                                           Three Months Ended
                                                                                                March 31,
                                                                                      ---------------------------
                                                                                         2003             2002
                                                                                      ----------       ----------
 Cash flows from operating activities:
     Net loss                                                                         $(69,016)        $(103,393)
     Adjustments to reconcile net loss to net cash provided by operating activities:
         Depreciation, amortization and accretion                                       80,357            71,715
         Amortization of deferred financing costs and discounts on long-term
               Debt                                                                     17,488            24,254
         Equity in losses (earnings) and write-downs of unconsolidated affiliates        2,453             8,101
         Non-cash general and administrative compensation charges                        2,431             1,314
         Cumulative effect of change in accounting principle                             2,035                --
         Minority interests                                                                557            (3,698)
         Asset write-down charges                                                           --            31,941
         Changes in assets and liabilities:
            Increase in deferred rental revenues and other liabilities                   8,051            28,976
            (Increase) decrease in receivables                                           2,595            (3,879)
            Decrease in accrued interest                                               (28,307)          (18,041)
            Decrease in accounts payable                                               (12,248)           (9,940)
            Increase in inventories, prepaid expenses and other assets                    (464)          (11,309)
                                                                                      --------         ---------
                  Net cash provided by operating activities                              5,932            16,041
                                                                                      --------         ---------
 Cash flows from investing activities:
     Maturities of investments                                                          93,496           116,500
     Proceeds from disposition of property and equipment                                 7,472                --
     Purchases of investments                                                          (56,063)          (79,000)
     Capital expenditures                                                              (52,849)          (72,981)
     Investments in affiliates and other                                                  (250)           (2,946)
                                                                                      --------         ---------
                  Net cash used for investing activities                                (8,194)          (38,427)
                                                                                      --------         ---------
 Cash flows from financing activities:
     Proceeds from issuance of capital stock                                             1,055               538
     Net borrowings (payments) under revolving credit agreements                       (22,895)               --
     Purchases of capital stock                                                        (13,558)               --
                                                                                      --------         ---------
                  Net cash provided by (used for) financing activities                 (35,398)              538
                                                                                      --------         ---------
 Effect of exchange rate changes on cash                                                (1,562)           (2,736)
                                                                                      --------         ---------
 Net decrease in cash and cash equivalents                                             (39,222)          (24,584)
 Cash and cash equivalents at beginning of period                                      516,172           804,602
                                                                                      --------         ---------
 Cash and cash equivalents at end of period                                           $476,950         $ 780,018
                                                                                      ========         =========
 Supplemental disclosure of cash flow information:
      Interest paid                                                                   $ 81,415         $  68,960
      Income taxes paid                                                                    117                89

CROWN CASTLE INTERNATIONAL CORP.
     Summary Fact Sheet
     (in $ thousands)

                                                Quarter Ended 03/31/02
                                             US       UK      AUS      CCIC
    Revenues
        Site Rental                        101,796   53,455   5,013   160,264
        Services                            43,775   15,945     633    60,353
    Total Revenues                         145,571   69,400   5,646   220,617

    Operating Expenses
        Site Rental                         35,115   24,717   2,234    62,066
        Services                            31,185   12,139     401    43,725
    Total Operating Expenses                66,299   36,856   2,635   105,790

    General & Administrative
        Site Rental                          4,884    1,388   1,261     7,533
        Services                            13,916      339     ---    14,255
    Total General & Administrative          18,800    1,727   1,261    21,788

    Operating Cash Flow
        Site Rental                         61,798   27,350   1,518    90,665
        Services                            (1,326)   3,467     232     2,373
    Total Pre-Overhead Cash Flow            60,472   30,817   1,750    93,038

    Corporate Overhead                       2,239      ---     ---     2,239
    Adjusted EBITDA                         58,233   30,817   1,750    90,799

                                                Quarter Ended 06/30/02
                                             US       UK      AUS      CCIC
    Revenues
        Site Rental                        103,373   62,409   6,170   171,952
        Services                            44,069    8,934     576    53,579
    Total Revenues                         147,442   71,343   6,746   225,531

    Operating Expenses
        Site Rental                         35,622   28,235   2,089    65,946
        Services                            35,339   10,150     358    45,847
    Total Operating Expenses                70,961   38,385   2,447   111,793

    General & Administrative
        Site Rental                          5,574    4,560   1,518    11,652
        Services                            15,294    1,786     ---    17,080
    Total General & Administrative          20,868    6,346   1,518    28,732

    Operating Cash Flow
        Site Rental                         62,177   29,614   2,563    94,354
        Services                            (6,564)  (3,002)    218    (9,348)
    Total Pre-Overhead Cash Flow            55,613   26,612   2,781    85,006

    Corporate Overhead                       1,733      ---     ---     1,733
    Adjusted EBITDA                         53,880   26,612   2,781    83,273

                                                Quarter Ended 09/30/02
                                             US       UK      AUS      CCIC
    Revenues
        Site Rental                        104,763   55,230   6,350   166,343
        Services                            41,228   19,226     627    61,081
    Total Revenues                         145,991   74,456   6,977   227,424

    Operating Expenses
        Site Rental                         39,707   28,743   2,141    70,591
        Services                            31,960   15,009     419    47,388
    Total Operating Expenses                71,667   43,752   2,560   117,979

    General & Administrative
        Site Rental                          5,037      924   1,328     7,289
        Services                            13,754      418     ---    14,172
    Total General & Administrative          18,791    1,342   1,328    21,461

    Operating Cash Flow
        Site Rental                         60,019   25,563   2,881    88,463
        Services                            (4,486)   3,799     208      (479)
    Total Pre-Overhead Cash Flow            55,533   29,362   3,089    87,984

    Corporate Overhead                       2,060      ---     ---     2,060
    Adjusted EBITDA                         53,473   29,362   3,089    85,924

                                                  Quarter Ended 12/31/02
                                             US        UK      AUS     CCIC
    Revenues

        Site Rental                        108,023   65,248   6,009   179,280
        Services                            27,651   20,372     658    48,681
    Total Revenues                         135,674   85,620   6,667   227,961

    Operating Expenses
        Site Rental                         37,080   31,888   2,453    71,421
        Services                            21,914   16,850     451    39,215
    Total Operating Expenses                58,994   48,738   2,904   110,636

    General & Administrative
        Site Rental                          4,797      392   1,661     6,850
        Services                            15,220      171     ---    15,391
    Total General & Administrative          20,017      563   1,661    22,241

    Operating Cash Flow
        Site Rental                         66,146   32,968   1,895   101,009
        Services                            (9,483)   3,351     207    (5,925)
    Total Pre-Overhead Cash Flow            56,663   36,319   2,102    95,084

    Corporate Overhead                       1,451      ---     ---     1,451
    Adjusted EBITDA                         55,212   36,319   2,102    93,633

                                                  Quarter Ended 3/31/03
                                             US       UK       AUS     CCIC
    Revenues
        Site Rental                        107,849   71,125   5,986   184,960
        Services                            16,135   14,845     784    31,764
    Total Revenues                         123,984   85,970   6,770   216,724

    Operating Expenses
        Site Rental                         38,325   32,752   2,283    73,360
        Services                            11,036   13,331     575    24,942
    Total Operating Expenses                49,361   46,083   2,858    98,302

    General & Administrative
        Site Rental                          4,579    1,172   1,700     7,451
        Services                            14,239      502     ---    14,741
    Total General & Administrative          18,818    1,674   1,700    22,192

    Operating Cash Flow
        Site Rental                         64,945   37,201   2,003   104,149
        Services                            (9,140)   1,012     209    (7,919)
    Total Pre-Overhead Cash Flow            55,805   38,213   2,212    96,230

    Corporate Overhead                       1,620      ---     ---     1,620
    Adjusted EBITDA                         54,185   38,213   2,212    94,610

                                                 Quarter Ended 03/31/02
                                              US       UK       AUS     CCIC
    Gross Margins:
         Site Rental                          66%      54%      55%      61%
         Services                             29%      24%      37%      28%

    Operating Cash Flow Margins
         Site Rental                          61%      51%      30%      57%
         Services                             -3%      22%      37%       4%

    Adjusted EBITDA Margin                    40%      44%      31%      41%

                                                  Quarter Ended 06/30/02
                                              US       UK       AUS     CCIC
    Gross Margins:
         Site Rental                          66%      55%      66%      62%
         Services                             20%     -14%      38%      14%

    Operating Cash Flow Margins
         Site Rental                          60%      47%      42%      55%
         Services                            -15%     -34%      38%     -17%

    Adjusted EBITDA Margin                    37%      37%      41%      37%

                                                  Quarter Ended 09/30/02
                                              US       UK       AUS     CCIC
    Gross Margins:
         Site Rental                          62%      48%      66%      58%
         Services                             22%      22%      33%      22%

    Operating Cash Flow Margins
         Site Rental                          57%      46%      45%      53%
         Services                            -11%      20%      33%      -1%

    Adjusted EBITDA Margin                    37%      39%      44%      38%

                                                  Quarter Ended 12/31/02
                                              US       UK       AUS     CCIC
    Gross Margins:
         Site Rental                          66%      51%      59%      60%
         Services                             21%      17%      31%      19%

    Operating Cash Flow Margins
         Site Rental                          61%      51%      32%      56%
         Services                            -34%      16%      31%     -12%

    Adjusted EBITDA Margin                    41%      42%      32%      41%

                                                  Quarter Ended 3/31/03
                                              US       UK      AUS      CCIC
    Gross Margins:
         Site Rental                          64%      54%     62%       60%
         Services                             32%      10%     27%       21%

    Operating Cash Flow Margins
         Site Rental                          60%      52%     33%       56%
         Services                            -57%       7%     27%      -25%

    Adjusted EBITDA Margin                    44%      44%     33%       44%

     CROWN CASTLE INTERNATIONAL CORP.
     Summary Fact Sheet

     Restricted and Unrestricted Subsidiaries
     (in $ thousands)

                                         Quarter Ended 03/31/02
                                                      Crown
                               Restricted     UK     Atlantic  Other   CCIC
    Revenues
        Site Rental               84,266    53,455    22,543    ---   160,264
        Services                  37,982    15,945     6,426    ---    60,353
    Total Revenues               122,248    69,400    28,969    ---   220,617

    Operating Expenses
        Site Rental               28,530    24,717     8,819    ---    62,066
        Services                  28,037    12,139     3,549    ---    43,725
    Total Operating Expenses      56,567    36,856    12,368    ---   105,790

    General & Administrative
        Site Rental                5,586     1,388       559    ---     7,533
        Services                  12,698       339     1,178     40    14,255
    Total General &
     Administrative               18,284     1,727     1,737     40    21,788

    Operating Cash Flow
        Site Rental               50,150    27,350    13,165    ---    90,665
        Services                  (2,753)    3,467     1,699    (40)    2,373
    Total Pre-Overhead Cash Flow  47,397    30,817    14,864    (40)   93,038

    Corporate Overhead             2,239       ---       ---    ---     2,239
    Adjusted EBITDA               45,158    30,817    14,864    (40)   90,799

                                               Quarter Ended 06/30/02
                                                      Crown
                               Restricted     UK     Atlantic  Other   CCIC
    Revenues
        Site Rental               86,491    62,409    23,052    ---   171,952
        Services                  38,081     8,934     6,564    ---    53,579
    Total Revenues               124,572    71,343    29,616    ---   225,531

    Operating Expenses
        Site Rental               28,951    28,235     8,760    ---    65,946
        Services                  31,076    10,150     4,621    ---    45,847
    Total Operating Expenses      60,027    38,385    13,381    ---   111,793

    General & Administrative
        Site Rental                6,787     4,560       305    ---    11,652
        Services                  14,517     1,786       688     89    17,080
    Total General &
     Administrative               21,304     6,346       993     89    28,732

    Operating Cash Flow
        Site Rental               50,753    29,614    13,987    ---    94,354
        Services                  (7,512)   (3,002)    1,255    (89)   (9,348)
    Total Pre-Overhead Cash Flow  43,241    26,612    15,242    (89)   85,006

    Corporate Overhead             1,733       ---       ---    ---     1,733
    Adjusted EBITDA               41,508    26,612    15,242    (89)   83,273

                                             Quarter Ended 09/30/02
                                                      Crown
                               Restricted    UK     Atlantic   Other    CCIC
    Revenues
        Site Rental               87,300    55,230   23,813     ---  166,343
        Services                  34,658    19,226    7,197     ---   61,081
    Total Revenues               121,958    74,456   31,010     ---  227,424

    Operating Expenses
        Site Rental               32,380    28,743    9,468     ---   70,591
        Services                  29,082    15,009    3,297     ---   47,388
    Total Operating Expenses      61,462    43,752   12,765     ---  117,979

    General & Administrative
        Site Rental                5,943       924      422            7,289
        Services                  12,356       418      906     492   14,172
    Total General &
     Administrative               18,299     1,342    1,328     492   21,461

    Operating Cash Flow
        Site Rental               48,977    25,563   13,923           88,463
        Services                  (6,780)    3,799    2,994    (492)    (479)
    Total Pre-Overhead Cash Flow  42,197    29,362   16,917    (492)  87,984

    Corporate Overhead             2,060       ---      ---     ---    2,060
    Adjusted EBITDA               40,137    29,362   16,917    (492)  85,924

                                             Quarter Ended 12/31/02
                                                      Crown
                               Restricted    UK     Atlantic  Other    CCIC
    Revenues
        Site Rental               89,684    65,248   24,348     ---  179,280
        Services                  22,663    20,372    5,646     ---   48,681
    Total Revenues               112,347    85,620   29,994     ---  227,961

    Operating Expenses
        Site Rental               29,898    31,888    9,635     ---   71,421
        Services                  19,991    16,850    2,374     ---   39,215
    Total Operating Expenses      49,889    48,738   12,009     ---  110,636

    General & Administrative
        Site Rental                6,006       392      452     ---    6,850
        Services                  12,758       171    1,015   1,447   15,391
    Total General &
     Administrative               18,764       563    1,467   1,447   22,241

    Operating Cash Flow
        Site Rental               53,780    32,968   14,261     ---  101,009
        Services                 (10,086)    3,351    2,257  (1,447)  (5,925)
    Total Pre-Overhead Cash Flow  43,694    36,319   16,518  (1,447)  95,084

    Corporate Overhead             1,451       ---      ---     ---    1,451
    Adjusted EBITDA               42,243    36,319   16,518  (1,447)  93,633

                                             Quarter Ended 3/31/03
                                                     Crown
                               Restricted     UK    Atlantic  Other    CCIC
    Revenues
        Site Rental              88,885     71,125   24,950     ---  184,960
        Services                 14,236     14,845    2,683     ---   31,764
    Total Revenues              103,121     85,970   27,633     ---  216,724

    Operating Expenses
        Site Rental              30,887     32,752    9,721     ---   73,360
        Services                  9,894     13,331    1,717     ---   24,942
    Total Operating Expenses     40,781     46,083   11,438     ---   98,302

    General & Administrative
        Site Rental               5,759      1,172      520     ---    7,451
        Services                 11,861        502    1,101   1,277   14,741
    Total General &
     Administrative              17,620      1,674    1,621   1,277   22,192

    Operating Cash Flow
        Site Rental              52,239     37,201   14,709     ---  104,149
        Services                 (7,519)     1,012     (135) (1,277)  (7,919)
    Total Pre-Overhead Cash Flow 44,720     38,213   14,574  (1,277)  96,230

    Corporate Overhead            1,620        ---      ---     ---    1,620
    Adjusted EBITDA              43,100     38,213   14,574  (1,277)  94,610

                                                Quarter Ended 03/31/02
                                                           Crown
                                            Restricted UK Atlantic Other CCIC
    Gross Margins:
         Site Rental                        66%     54%    61%     ---    61%
         Services                           26%     24%    45%     ---    28%

    Operating Cash Flow Margins
         Site Rental                        60%     51%    58%     ---    57%
         Services                           -7%     22%    26%     ---     4%

    Adjusted EBITDA Margin                  37%     44%    51%     N/A    41%

                                               Quarter Ended 06/30/02
                                                         Crown
                                        Restricted  UK  Atlantic  Other  CCIC

    Gross Margins:
         Site Rental                        67%     55%    62%     ---    62%
         Services                           18%    -14%    30%     ---    14%

    Operating Cash Flow Margins
         Site Rental                        59%     47%    61%     ---    55%
         Services                          -20%    -34%    19%     ---   -17%

    Adjusted EBITDA Margin                  33%     37%    51%     N/A    37%

                                                 Quarter Ended 09/30/02
                                                         Crown
                                        Restricted  UK  Atlantic  Other  CCIC
    Gross Margins:
         Site Rental                        63%     48%    60%     ---   58%
         Services                           16%     22%    54%     ---   22%

    Operating Cash Flow Margins
         Site Rental                        56%     46%    58%     ---   53%
         Services                          -20%     20%    42%     ---   -1%

    Adjusted EBITDA Margin                  33%     39%    55%     N/A   38%

                                                 Quarter Ended 12/31/02
                                                         Crown
                                        Restricted  UK  Atlantic  Other  CCIC
    Gross Margins:
         Site Rental                        67%     51%    60%     ---   60%
         Services                           12%     17%    58%     ---   19%

    Operating Cash Flow Margins
         Site Rental                        60%     51%    59%     ---   56%
         Services                          -45%     16%    40%     ---  -12%

    Adjusted EBITDA Margin                  38%     42%    55%     N/A   41%

                                                Quarter Ended 3/31/03
                                                         Crown
                                         Restricted UK Atlantic Other CCIC
    Gross Margins:
         Site Rental                        65%     54%    61%     ---   60%
         Services                           31%     10%    36%     ---   21%

    Operating Cash Flow Margins
         Site Rental                        59%     52%    59%     ---   56%
         Services                          -53%      7%    -5%     ---  -25%

    Adjusted EBITDA Margin                  42%     44%    53%     N/A   44%

     CCI FACT SHEET Q1 2003
     $ in thousands

                                              Q1 `02        Q1 `03    % Change
    CCUSA and Crown Atlantic
    Site Rental Revenue                       $101,796      $107,849      6%
    Ending Sites                                10,713        10,797      1%

    CCUK
    Site Rental & Broadcast Transmission
     Revenue                                   $53,455       $71,125     33%
    Ending Sites                                 3,176         3,428      8%

    CCAUS
    Site Rental Revenue                         $5,013        $5,986     19%
    Ending Sites                                 1,402         1,387     -1%

    TOTAL CCIC
    Site Rental & Broadcast Transmission
     Revenue                                  $160,264      $184,960     15%
    Ending Sites                                15,291        15,612      2%

    Ending Cash and Investments               $943,981      $555,214

    Debt
    Bank Debt                               $1,168,767    $1,069,215
    Bonds                                   $2,269,162    $2,143,062
    Preferred                                 $302,331      $245,839
    Converts                                  $586,265      $505,698
    Total Debt                              $4,326,525    $3,963,814

    Leverage Ratios
    Net Bank Debt / EBITDA*                       0.6X          1.4X
    Net Bank Debt + Bonds + Preferred /
     EBITDA*                                      7.7X          7.7X
    Total Net Debt / EBITDA*                      9.3X          9.0X

    *Last Quarter Annualized Adjusted
      EBITDA                                  $363,196      $378,440